                                                                  EXHIBIT 10.10

                          TRANSITION SERVICES AGREEMENT

                  This TRANSITION SERVICES AGREEMENT (this "Agreement") is made as of October 8, 1999, by and between PARACELSUS HEALTHCARE CORPORATION, a California corporation ("PHC"), and PHC/PSYCHIATRIC HEALTHCARE CORPORATION, a Delaware corporation ("HOLDCO").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to that certain Recapitalization Agreement, dated as of August 13, 1999, by and among PHC, PHC/CHC HOLDINGS, INC., a California corporation, HOLDCO, PHC-SALT LAKE CITY, INC., a Utah corporation, PARACELSUS PIONEER VALLEY HOSPITAL, INC., a Utah corporation, PIONEER VALLEY HEALTH PLAN, INC., a Utah corporation, PHC-JORDAN VALLEY, INC., a Utah corporation, PARACELSUS PHC REGIONAL MEDICAL CENTER, INC., a Utah corporation, PARACELSUS DAVIS HOSPITAL, INC., a Utah corporation, PHC UTAH, INC., a Delaware corporation, CLINICARE OF UTAH INC., a Utah corporation, and JLL HOSPITAL LLC, a Delaware limited liability company ("JLL") (the "Recapitalization Agreement"), the parties agreed to recapitalize Holdco following the contribution of the Assets to Holdco and the assumption of the Assumed Liabilities by Holdco; and

                  WHEREAS, capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the Recapitalization Agreement; and

                  WHEREAS, PHC utilizes certain licensed software and other products and services pursuant to (i) an agreement with the Health Services Division of Keane, Inc. dated April 13, 1998 as amended and supplemented (the "Keane Agreement"), (ii) an agreement with CompuLab System Corporation dated April 30, 1998 (the "CompuLab Agreement"), and (iii) an agreement with Lawson Software dated May 30, 1997 (the "Lawson Agreement") (the Keane Agreement, Lawson Agreement and CompuLab Agreement, as the same may be amended, supplemented or replaced, are collectively referred to herein as the "Services Agreements"); and

                  WHEREAS, prior to the consummation of the transactions contemplated by the Recapitalization Agreement, PHC provided and made available certain data processing services and systems to the Business pursuant to the Service Agreements; and

                  WHEREAS, Holdco desires PHC to continue to provide such data processing services and systems in support of the Business as provided herein and PHC is willing to continue to provide the Services on the terms and conditions set forth herein.
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                  NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PHC and Holdco agree as follows:

                  1. Transition Services. During the term of this Agreement as set forth in Section 5 below (the "Transition Period"), PHC shall provide, or cause its Affiliates to provide, to Holdco and its subsidiaries the services set forth on such Annex A (the "Services"), in the manner, at the locations and at a relative level of service consistent with that provided by PHC or its Affiliates to or for the benefit of the Business immediately prior to the date hereof. The Services shall be provided from PHC's data processing center (the "Data Center") in Houston, Texas using PHC's computer processing equipment at such site, with the exception of the CompuLab Clinical Lab System which is operated at the Paracelsus Davis Hospital, Inc. facility. Holdco or its Subsidiaries operating the Business shall be responsible for (i) coding and transmitting the data (the "Facilities Data") to be processed hereunder to the Data Center, (ii) supervising the conversion of the Facilities Data, including financial data, into a form that can be processed by PHC, (iii) determining whether the Facilities have complied with applicable accounting practices, (iv) determining whether the Facilities have complied with applicable state and federal regulations governing financial reporting obligations; (v) verifying the accounting of data generated by the Facilities or by PHC from other data generated by the Facilities; (vi) maintaining prudent internal controls of reports and data generated by the Facilities and (vii) maintaining all equipment and all communication lines at the Facilities to the extent reasonably necessary in connection with providing the Services. The Services used by Holdco and its subsidiaries shall be provided, and Holdco shall pay for such Services (i) an amount equal to actual costs to PHC (including third-party out-of-pocket costs and PHC's reasonable internal overhead and administrative costs) of providing such Services plus two percent (2%) (the "Service Fee") and (ii) those charges set forth in Annex B hereto (the "Charges").

                  PHC will provide to Holdco and its subsidiaries operating the Business, for the term of this Agreement, and to the extent necessary to utilize the Services, a non-transferable and non-exclusive right to use the computer software systems (the "Software") set forth in Annex A to the extent permitted by and in accordance with the terms and conditions of the applicable Service Agreements.

                  Holdco and its subsidiaries operating the Business shall have no rights in the Software not expressly granted hereby, including, but not limited to any right to: alter the Software; create derivative works; distribute or sublicense the Software to third parties; incorporate additional software into the Software at the operating system level; incorporate the Software into any publicly available database; reproduce the Software; or use the software for any purpose other than as specified by this Agreement.

                  From time to time PHC may, but is not obligated to, update the Software at no additional charge to Holdco. In such event, Holdco will discontinue use of the





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then-current version of the Software within 60 days after its receipt of the updated Software and substitute the updated version of such Software in accordance with any installation guidelines provided by PHC.

                  2. Billing and Payment. At the end of each calendar month during the Transition Period, PHC shall submit to Holdco a bill or invoice setting forth the Service Fees and Charges for Services provided by PHC or its Affiliates during the immediately preceding month. Holdco shall pay all bills and invoices that it receives from PHC or its Affiliates for the Services provided under or pursuant to this Agreement within thirty (30) calendar days of receipt of such bill or invoice. All payments will be made by wire transfer or by check in accordance with the instructions provided in writing by PHC.

                  3. General Intent. PHC shall use its reasonable best efforts to provide the Services it is to provide that are set forth on Annex A attached hereto and such other transition services and assistance as the parties may otherwise agree (with respect to such additional services, at a cost and for such period as is mutually agreed). Holdco agrees to use its reasonable best efforts to end its need to use such assistance as soon as reasonably possible and (unless the parties otherwise agree) in all events to end such need with respect to each Service specified in Annex A attached hereto not later than the first anniversary of the date hereof; provided, however, that if PHC is not permitted, by the terms of its Agreements with third parties relating to the Services, to provide any of the Services hereunder for the entire Term, then such Service or Services shall only be provided by PHC to the extent, and for the period of time permitted by, such Agreement.

                  4. Validity of Documents. The parties hereto shall be entitled to rely upon the genuineness, validity or truthfulness of any document, instrument or other writing presented in connection with this Agreement unless such document, instrument or other writing appears on its face to be fraudulent, false or forged.

                  5. Term of Agreement. The term of this Agreement (the "Term") shall commence on the date hereof and shall continue (unless sooner terminated pursuant to the terms of Section 6 hereof) for a period of one year or, with respect to any of the Services, such shorter period as may be permitted under the terms of third-party agreements relating to such Services. It is understood that Services provided in accordance with the Keane Agreement may not exceed a period of six months under the terms of the Keane Agreement unless otherwise agreed upon by Keane.

                  6. Partial Termination. The provision of one or more of the Services provided by PHC and/or its Affiliates hereunder may be terminated by Holdco earlier than the first anniversary of the date hereof, on not less than sixty (60) days' prior written notice to PHC. Such termination shall be final as of such sixtieth day or other later date specified in the applicable notices only with respect to the Service(s) so terminated and the remainder of the Services shall continue to be provided in accordance



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with the terms of this Agreement, including Annex A hereto, for the remainder of the Term.

                  7. Assignment. This Agreement shall not be assignable or otherwise transferable by any party hereto, other than to its affiliates, without the prior written consent of the other party hereto provided that Holdco shall be permitted to assign its rights hereunder to the financing sources of Holdco with respect to the financing of the transactions contemplated by the Recapitalization Agreement and provided that PHC shall be permitted to assign its rights and obligations hereunder to any person or entity that acquires substantially all the business and assets of PHC, whether by merger, consolidation, sale of stock or assets or otherwise.

                  8. Confidentiality. Each party shall, and shall cause each of its Affiliates and each of their officers, directors and employees to, hold all confidential or proprietary information relating to (i) the Services or (ii) the business of the other party disclosed to it by reason of this Agreement confidential and will not disclose any of such information to any party unless legally compelled to disclose such information; provided, however, that to the extent that any of them may become so legally compelled they may only disclose such information if they shall first have used reasonable efforts, to have afforded the other party the opportunity to obtain an appropriate protective order or other satisfactory assurance of confidential treatment for the information required to be so disclosed.

                  9. Limitation of Liability. PHC shall not be liable to Holdco or any third party (including specifically affiliates or employees of Holdco) and Holdco shall not be liable to PHC or any third party (including specifically affiliates or employees of PHC) for any special, punitive, consequential, incidental or exemplary damages (including lost or anticipated revenues or profits relating to the same) arising from any claim relating to this Agreement or any of the services provided hereunder, whether such claim is based on warranty, contract, tort (including negligence or strict liability) or otherwise, even if an authorized representative of PHC or Holdco, as applicable, is advised of the possibility or likelihood of the same. In addition, PHC shall not be liable to Holdco or any third party (including specifically employees of Holdco) for any damages arising from any claim relating to this Agreement or any of the Services provided hereunder or required to be provided hereunder, except to the extent that such damages are caused by the willful misconduct or gross negligence of PHC or its Affiliates, as applicable.

                  10. Indemnification.

                           (a) To the fullest extent permitted by law, from and
after the date hereof Holdco shall indemnify and hold PHC harmless, including PHC's Affiliates, shareholders, directors, officers, employees, agents, and other representatives (collectively, the "PHC Indemnitees"), from and against any and all damages (including exemplary damages and penalties, losses, deficiencies, costs, expenses, obligations,




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fines, expenditures, claims and liabilities, reasonable counsel fees and reasonable expenses of investigation, defending and prosecuting litigation (collectively, the "Damages") suffered by any PHC Indemnitee, arising out of, resulting from, or related to this Agreement, the Services provided hereunder, or its actions in relation thereto, including Damages alleged or caused to third parties, unless such Damages are the result of PHC's gross negligence or willful misconduct.

                           (b) To the fullest extent permitted by law, from and
after the date hereof PHC shall indemnify and hold Holdco harmless, including Holdco's Affiliates, shareholders, directors, officers, employees, agents, and other representatives (collectively, the "Holdco Indemnitees"), from and against any and all Damages suffered by a Holdco Indemnitee arising out of, resulting from, or related to this Agreement, the Services provided hereunder, or its actions in relation thereto, including Damages alleged or caused to third parties, but only to the extent such Damages are caused by PHC's gross negligence or willful misconduct.

                  11. Notices. All notices, reports and receipts shall be in writing and shall be deemed duly given on (i) the date of personal or courier delivery; (ii) the date of transmission by telecopy or other electronic transmission service, provided a confirmation copy is also sent no later than the next business day by postage paid, return receipt requested first-class mail; or (iii) three (3) business days after the date of deposit in the United States mails, by postage paid, return receipt requested first-class mail, addressed as follows:

                  if to Holdco, to:

                           c/o: Joseph, Littlejohn & Levy
                           450 Lexington Avenue
                           New York, NY 10017
                           Attention: Jeffrey Lightcap
                           Facsimile:  (212) 286-8686

                  with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           One Rodney Square
                           P.O. Box 636
                           Wilmington, Delaware  19899
                           Attention:   Robert B. Pincus, Esq.
                           Facsimile:  (302) 651-3001




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                  if to PHC, to:

                           Paracelsus Healthcare Corporation
                           515 W. Greens Road
                           Suite 800
                           Houston, TX 77067
                           Attention:  James VanDevender
                           Facsimile:  (281) 774-5200

                  with a copy to:

                           Mayor, Day, Caldwell, Keeton, LLP
                           700 Louisiana, Suite 1900
                           Houston, TX  77002-2778
                           Attention:  Diana M. Hudson, Esq.
                           Facsimile:  (713) 225-7047

                  Either party may change its address by written notice to the other party in accordance with this Section 11.

                  12. Modification; Nonwaiver. No alleged waiver, modification or amendment to this Agreement or to Annex A or Annex B attached hereto shall be effective against either party hereto, unless in writing, signed by the party against which such waiver, modification or amendment is asserted, and referring specifically to the provision hereof alleged to be waived, modified or amended. The failure or delay of either party to insist upon the other party's strict performance of the provisions in this Agreement or to exercise in any respect any right, power, privilege or remedy provided for under this Agreement shall not operate as a waiver or relinquishment thereof, nor shall any single or partial exercise of any right, power, privilege or remedy preclude other or further exercise thereof, or the exercise of any other right, power, privilege or remedy; provided, however, that the obligations and duties of either party with respect to the performance of any term or condition in this Agreement shall continue in full force and effect.

                  13. Relationship of Parties. Except as specifically provided herein, none of the parties shall act or represent or hold itself out as having authority to act as an agent or partner of the other parties, or in any way bind or commit the other party to any obligations. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement.

                  14. Force Majeure. If PHC or Holdco is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, lockout or other labor trouble, any law, order, proclamation,





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regulation, ordinance, demand or requirement of any governmental authority, riot, war, rebellion or other causes beyond the reasonable control of PHC or Holdco, or other acts of God, then upon written notice to PHC or Holdco, as applicable, the affected provisions and/or other requirements of this Agreement shall be suspended during the period of such disability and PHC shall have no liability to Holdco and Holdco shall have no liability to PHC, as applicable, or any other party in connection therewith. PHC or Holdco, as applicable, shall make all commercially reasonable efforts to remove such disability within thirty
(30) days of giving notice of such disability.

                  15. Interpretation. The headings and captions contained in this Agreement and in Annex A and Annex B attached hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the word "including" herein shall mean "including without limitation."

                  16. Counterparts. This Agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

                  17. Entire Agreement. This Agreement (including the Annex attached hereto) and the Recapitalization Agreement and the Collateral Agreements constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  18. Severability. If any provision of this Agreement, including any phrase, sentence, clause, section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

                  19. Governing Law. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Delaware, without regard to the conflicts of law principles therein.

                  20. Annexes. Each of Annex A and Annex B attached hereto and referred to herein is hereby incorporated in and made a part of this Agreement as if set forth in full herein.




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                  IN WITNESS WHEREOF, the parties have caused this Transition
Services Agreement to be executed by their duly authorized representatives as of the date and year first set forth above.


                                    PARACELSUS HEALTHCARE CORPORATION


                                    By: /s/ James G. VanDevender
                                        ---------------------------------
                                    Name: James G. VanDevender
                                        ---------------------------------
                                    Title: Chief Executive Officer
                                        ---------------------------------


                                    PHC/PSYCHIATRIC HEALTHCARE CORPORATION


                                    By:  /s/ Frank Coyle
                                        ---------------------------------
                                    Name: Frank Coyle
                                        ---------------------------------
                                    Title:  Secretary
                                        ---------------------------------





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                                     Annex A

                                    SERVICES

                  "Services" shall mean the computer and data processing services provided to the Business by PHC immediately prior to the date hereof pursuant to the following software products, systems and services, in accordance with the applicable Service Agreements:

                  A.   Computer Software Systems/Services
                       -        PATCOM Plus Patient Accounting Systems
                                -   Patient Accounting
                                -   ADT / Census
                                -   Master Patient Index
                                -   Patient Billing
                                -   All Payor Logs
                                -   Accounts Receivable Management System
                                -   Medibase
                                -   MediData
                                - Interface between CompuLAB and 3M Encoding System (PC)

                       -        LAWSON Financial Management System
                                -   Accounts Payable
                                -   General Ledger
                                -   Payroll
                                -   Human Resources
                                -   Benefits
                                -   Materials Management

                       -        CompuLAB Clinical Lab Systems (Davis only)

                       -        Network
                                -   Utilize existing MCI Worldcom Frame
                                    Relay Network necessary to access
                                    the PATCOM Plus and LAWSON Systems.

                  B. Holdco and its subsidiaries operating the Business will be granted access to PHC's computer hardware at the Data Center for the purposes of utilizing the Services.

                  C. PHC shall also provide Back-up Tape and Media and Off-Site Storage for the Facilities Data processed.




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                                     Annex B

                               Summary of Charges

                  In addition to the Service Fee, the following charges shall apply in connection with the Services.

                  1. SYSTEM INITIALIZATION FEE. Holdco shall pay a one time initialization fee of $2,000 per Facility promptly upon invoice.

                  2. TRAINING, SUPPORT AND ADDITIONAL FEES.

                   a)  Reruns:           Dayend                                    $1,000.00
                                         Monthend                                   2,000.00

                   b)  Special Reports - PATCOM Plus                                  500.00
                                       - LAWSON                                       500.00

                   c)  Deinstallation Fee (per site)                                1,500.00

                   d)  Hourly Rate. The agreed hourly rate is $95.00 per hour.

                   e) Training and Support. PHC will provide training and onsite support as requested by Holdco, at the agreed hourly rate plus expenses.

                  3. ADDITIONAL USER DOCUMENTATION AND SUPPLIES. Additional user documentation or supplies requested by Holdco will be provided at the current cost to PHC to the extent such documentation or supplies are available.


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                                                                   EXHIBIT 3.4

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                          IASIS HEALTHCARE CORPORATION


                     (hereinafter called the "Corporation")

                                    ARTICLE I

                                     OFFICES

                  Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

                  Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors.

                  Section 2. Annual Meetings. The Annual Meetings of Stockholders for the election of directors shall be held on such date and at such time as shall be